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                                                                      EXHIBIT 11


                        ALABAMA NATIONAL BANCORPORATION
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             Nine Months Ended September 30, 1997
                                                             ------------------------------------
                                                                 Primary        Fully Diluted
                                                                 ------             ------
Net income ..............................................        $8,193             $8,193
                                                                 ======             ======


Average shares outstanding ..............................         6,531              6,531
Effect of stock options .................................           188                202
Effect of Performance Share and
  Deferred Compensation Plans ...........................            17                 20
                                                                 ------             ------

Applicable shares outstanding ...........................         6,736              6,753
                                                                 ======             ======

Earnings per share ......................................        $ 1.22             $.1.21
                                                                 ======             ======

                                                             Three Months Ended September 30, 1997
                                                             -------------------------------------
                                                                 Primary        Fully Diluted
                                                                 ------             ------
Net income ..............................................        $2,844             $2,844
                                                                 ======             ======


Average shares outstanding ..............................         6,552              6,552
Effect of stock options .................................           200                202
Effect of Performance Share and
  Deferred Compensation Plans ...........................            22                 22
                                                                 ------             ------

Applicable shares outstanding ...........................         6,774              6,776
                                                                 ======             ======

Earnings per share ......................................        $ 0.42             $ 0.42
                                                                 ======             ======







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